UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule 14a-12

DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

     The 2009 Annual Meeting of Shareholders of Developers Diversified Realty Corporation (the “Company”) will be held at the Company’s corporate headquarters, 3300 Enterprise Parkway, Beachwood, Ohio 44122, on June 25, 2009 at 9:00 a.m., local time (the “Annual Meeting”). At the Annual Meeting, among other items, shareholders will be asked to approve the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan (the “2008 Plan”).
     On June 23, 2009, the Company provided a commitment to Fidelity Management and Research Company that the Company will recommend to the Executive Compensation Committee, during the Company’s 2009 fiscal year, that the 2008 Plan be amended to clarify that awards to non-employee directors shall not be subject to management discretion.